                                                                    Exhibit 10.1

                      COLLABORATION AND LICENSE AGREEMENT

     This Collaboration and License Agreement (the "Agreement") is dated July 27, 1999 between Novartis Agricultural Discovery Institute, Inc., a Delaware corporation ("NADII"), and Myriad Genetics, Inc., a Delaware corporation ("Myriad").

                                    RECITALS
                                    --------

     A. WHEREAS, NADII has requested Myriad to join with it in a collaborative research program whereby Myriad will, in consideration of payments received from NADII, use its proprietary sequencing technology to sequence [____________] and to develop additional related information (the "Project");

     B. WHEREAS, Myriad will provide appropriate staff and facilities to undertake the Project and is willing to do so on the terms contained in this Agreement;

     C. WHEREAS, at the conclusion of the project, Myriad will grant to NADII a perpetual, world-wide, royalty-free, co-exclusive license for all commercial and non-commercial applications of the information developed through the Project;

     D. WHEREAS, following the conclusion of the Project, the Parties expect to resell or sublicense [___________] data to third parties and share the proceeds equally;

     E. WHEREAS, NADII expects to obtain preferred access to the information generated under the Project;

     F. WHEREAS, NADII has expended and will continue to expend significant resources and efforts to [___________] for cereal functional genomics; and

     G. WHEREAS, NADII intends to allow access to [____________] information generated under the Project to its collaborators and to other Novartis organizations.


NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants of the parties, they hereby agree as follows:

1.   The Collaboration Project.
     -------------------------

     1.1  General.  Each of NADII and Myriad shall use reasonably diligent
          -------
efforts to satisfy the procedures, goals and objectives of the Project, which are described on Exhibit A hereto (the "Project Description"). The Project Description may be revised and updated from time to time by the Project Committee (as defined below), provided that it continues to focus on the development of new Data and Materials (as defined below) relating to cereal genomes. The term of the Project begins on the date of this Agreement and concludes on the attainment of the penultimate milestone as described in Exhibit A (the "Project Term"). During the Project Term, Myriad will use reasonable commercial efforts to conduct research with respect to and develop information and data relating to cereal genomes as contemplated hereby, to meet and comply with the schedules and projected milestones set forth in the Project Description and to perform its duties as contemplated by this Agreement.

     1.2  Staffing and Resources.  The initial principal investigators for the
          ----------------------
Project shall be [___________] and [___________].employees of Myriad. Such persons shall work under the guidance and supervision of the research steering committee (the "Project Committee") which is further described in paragraph 1.5 below. Myriad shall make available for use in the Project, at Myriad's expense, approximately [__________] full time equivalent employees ("Project Employees") during the Project Term. Each Project Employee shall have sufficient technical credentials, education and experience as is appropriate to enable him or her to perform the duties required with respect to the Project. Certain of the Project Employees may be consultants to or independent contractors of Myriad, rather than actual employees, of Myriad. If a vacancy in the Project Employees (including a principal investigator) shall occur for any reason, Myriad shall promptly fill the vacancy with one or more qualified replacement Project Employees and notify the Project Committee of such replacement. In the event that either of the principal investigators is for any reason unable to function on the Project and such event materially affects Myriad's ability to conduct the Project and meet the projected milestones set forth in the Project Description of Appendix A, NADII shall have the right to terminate this Agreement in accordance with Section 6.4(a) of this Agreement.

     1.3  Equipment.  Myriad shall provide all equipment necessary for the
          ---------
conduct of the Project, all of which shall be owned or leased by Myriad. Myriad shall maintain the equipment in accordance with prudent business practices.

     1.4  [____________________] Milestones.  Myriad shall use reasonable
          ----------------------------------
commercial efforts to achieve [_______________] within the Project Term in accordance with the projected milestones set forth in the Project Description of Appendix A.

     1.5  The Project Committee.  Within ten days of the execution of this
          ---------------------
Agreement the parties shall establish the Project Committee to oversee all aspects of the Project. The Project Committee shall consist of the following six members, three of whom shall be appointed by each party in its sole discretion and reasonably acceptable to the other party:

     NADII Representatives:  [__________________________________________________
_________________________________________________]

     Myriad Representatives:  [_________________________________________________
_________________________________________________]

Vacancies shall be filled by the party who appointed the terminated member by written notice to the other party. The Project Committee shall plan, administer and monitor the Project and shall attempt to keep the parties reasonably informed as to the status of Project activities. Its oversight function shall include matters such as (i) adopting material plans, resource allocations, strategies and policies with respect to the Project; (ii) determining which research activities to pursue, and when to change such allocations, strategies and policies (including adjustments to the milestones); (iii) terminating particular activities; (iv) making decisions concerning the protection of any Intellectual Property, including filing for Patent Rights or other protection, and similar matters; (v) setting research priorities; and (vi) demonstrating to the satisfaction of the chief executive officer of NADII that the [____________] milestones set forth in Exhibit A have been achieved. The Project Committee shall meet at least quarterly, with each such meeting to be held, alternatively, in Salt Lake City, Utah and in San Diego, California. The Project Committee shall maintain accurate minutes of its deliberations which record all proposed decisions and actions that are recommended or adopted. The party hosting a meeting shall be responsible for the preparation and circulation of minutes, drafts of which shall be delivered to all Project Committee members promptly after each meeting. Minutes shall be issued in final form only with the approval and signature of Project Committee members. The presence of two representatives of each party shall constitute a quorum at a Project Committee meeting. Each party's Project Committee representatives shall have the aggregate of one vote on all matters before the Project Committee, regardless of the number of representatives present, and all decisions of the Project Committee shall be made by unanimous vote. If the Project Committee is unable to resolve any disputed matter after good faith negotiations, the question shall be referred to the chief executive officers of each of the parties for resolution. If such officers are unable to resolve the dispute within the following twenty (20) days, the matter shall be resolved in accordance with the best judgment of the chief executive officer of NADII, who shall communicate his or her decision, and the reasons therefor, to all Project Committee members. Each party shall bear the expenses of its Project Committee members and other representatives.

     1.6  Research Records and Reports.  Each party shall maintain complete and
          ----------------------------
accurate records that reflect Project activities performed by it. Such records shall be consistent with good scientific practices and include appropriate detail for patent purposes that reflect all Project activities performed by it. Myriad shall provide NADII with weekly updates to all new Data and Materials developed under the Project. Myriad shall provide NADII with reports of other Project events and developments promptly at NADII's request, but not more frequently than weekly.

     1.7  Exclusive Activities.  During the Exclusive Period, Myriad shall not
          --------------------
collaborate with, undertake, fund any research or disclose to third parties any information that is directly related to [_________________] without the prior written consent of NADII.

     1.8  Insurance.  Each party shall maintain comprehensive general liability
          ---------
insurance with respect to claims for damages from bodily injury and property damage, covering such risks as are customary in its industry.

     1.9  Collaborative Efforts.  The parties acknowledge that the successful
          ---------------------
execution of the Project will require the cooperation of both parties and the use of their collective expertise (the "Collaboration"). Each party shall keep the Project Committee and one another fully informed of the status of all material activities and events concerning the Project.

2.  Ownership of Technology; License; Transfer of Data and Materials and
    --------------------------------------------------------------------
Commercialization
-----------------

     2.1  Previously Owned Technology.  By virtue of entering into this
          ---------------------------
Agreement for the conduct of the Project, neither NADII nor Myriad shall acquire any right, title or interest in or to technology or other intellectual property of the other party, except as expressly set forth in this Agreement. This Agreement does not grant to either party any license or other right to use in any advertising or publicity any trademark, service mark, trade name or equivalent of the other party.

     2.2  Ownership of Project Technology.
          -------------------------------

          (a) Until the end of the Project Term, and for [____________] thereafter (the "Exclusive Period"), NADII shall have an exclusive license from Myriad, with the right to sublicense to third parties on a non-monetary quid pro quo basis, for all right, title and interest in and to all Intellectual Property, including but not limited to Data and Materials Inventions made during the Project Term shall be owned according to inventorship, and inventorship shall be determined under U.S. law.

          (b) Upon the expiration of the Exclusive Period and thereafter, all Data and Materials shall be the joint property of NADII and Myriad. As joint owners, each party shall have the right to (1) freely practice and otherwise exploit the Data and Materials for internal research purposes without any obligation to the other party, and (2) freely practice and exploit Data and Materials for commercial purposes, subject to the provisions of Section 2.3 of this Agreement.

          (c) Notwithstanding paragraph 2.2(b) above, and subject to good faith negotiations between the parties, NADII shall have the right to maintain as its sole property, a limited portion of the Data and Materials.

          (d) Myriad shall, as the parties shall in good faith mutually agree and upon NADII's request, grant to NADII a non-exclusive, non-transferable world-wide license, without the right to sublicense, for use of certain of Myriad's [____________] trade secrets solely by NADII or its Affiliates, without additional compensation.

          (e) Notwithstanding paragraphs 2.2(a) and 2.2(b), all discoveries, inventions, and technology developed by Myriad prior to this Agreement, or independently during the Project Term, which is not otherwise expressly licensed to NADII under the terms of this Agreement, shall be the sole property of Myriad.

     2.3  Commercial Rights.
          -----------------

          (a) During the Exclusive Period, NADII shall have exclusive access to [______________] and all other Data and Materials, as well as exclusive rights to all Intellectual Property, generated pursuant to the Project. At the conclusion of the Exclusive Period, Myriad shall grant to NADII a perpetual, royalty free, world-wide co-exclusive right for commercial use of the Data and Materials and Myriad will retain a similar perpetual royalty free, world-wide co-exclusive right to any commercial application also of the Data and Materials. Rights, title and interest to Intellectual Property other than Data and Materials shall remain with the owner; provided that each party grants a fully-paid, worldwide license the other party to the extent necessary to practice and exploit Data and Materials for their respective commercial purposes.

          (b) After the Project Term and until the expiration of this Agreement (the "Marketing Period"), the parties will cooperate with one another in a collaborative effort to resell or sublicense the Data and Materials to interested third parties, and will divide all monetary proceeds equally. NADII shall have sole freedom to enter into licensing agreements with third parties on a non-monetary quid pro quo basis without compensation to Myriad. The Data and Materials to be resold or licensed to third parties (the "Database") shall consist of [_________________________________________________________________].
The final content of the Database shall be determined by the Project Committee and be subject to its procedures for resolving disputes. Upon the expiration of the Exclusive Period, the Project Committee shall be disbanded, and each of the parties will then promptly name two members of the marketing committee ("Marketing Committee"), which shall make all decisions with respect to the marketing of the Data and Materials. The Marketing Committee will establish its own operating procedures which will be comparable to those of the Project Committee as set forth in paragraph 1.4 above. The Marketing Committee will agree on resale terms, strategies and the need for supporting documentation for third-party purchasers, including research institutions and government agencies. NADII may restrict resales or licenses of the Data and Materials to a third party competitor of NADII if NADII believes in good faith that such transfer would be materially or economically detrimental to it, and Myriad will accept such good faith decision by NADII. Each party's Marketing Committee representatives shall have the aggregate of one vote on all matters before the Marketing Committee, regardless of the number of representatives present, and all decisions of the Marketing Committee shall be made by unanimous vote. If the Marketing Committee is unable to resolve any disputed matter after good faith negotiations, the question shall be referred to the chief executive officers of each of the parties for resolution. If such officers are unable to resolve the dispute within the following twenty (20) days, the matter shall be resolved in accordance with the best judgment of the chief executive officer of NADII, who shall communicate his or her decision, and the reasons therefor, to all Marketing Committee members.

     2.4  Licenses and Sub-Licenses.  Except as provided in paragraphs 2.2(a),
          -------------------------
2.2(c) and 2.3(b), neither party shall have the right to assign or sublicense any of its rights to the Data and Materials except to its majority owned subsidiary companies which must assume full responsibility for its obligations hereunder, and notwithstanding the provisions in paragraph 8.3, with the further exception that NADII may assign or sublicense to a NADII Affiliate, or to Novartis Agribusiness Biotechnology Research, Inc. (NABRI) or an Affiliate of NABRI. Any attempt at assignment by sale, transfer, sublicense or other disposition, or by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder in a manner not permitted under this Agreement shall be a material breach of this Agreement by the attempting party and shall be void and without force or effect, except as provided in paragraph 6.4 below. Notwithstanding the above, the non-exclusive license granted by Section 2.2(d) shall not be assignable or sublicensable under this Section 2.4.

     2.5  Patents and Patent Application.  During the Project Term, each party
          ------------------------------
shall promptly disclose to the other party Intellectual Property which the disclosing party believes has a reasonable likelihood of receiving patent protection. The Project Committee shall determine whether to proceed with one or more patent applications with respect to such matters, the jurisdictions in which such applications shall be filed, and other issues with respect to such filing. NADII shall have the final determination as to whether or not to file a patent application and where appropriate applications shall be filed. NADII shall bear all the expenses of filing and maintaining patent applications and patents world-wide. NADII shall diligently prosecute and maintain Patent Rights with respect to such Intellectual Property. NADII will promptly provide Myriad with copies of all relevant documentation related to such prosecution and maintenance, and Myriad will cooperate with NADII in all of such endeavors. All patents and patent applications shall reflect the joint ownership rights of NADII and Myriad in the Intellectual Property where such rights exist. In the event that NADII shall elect to abandon prosecution or maintenance of any patents or patent applications, NADII shall first provide Myriad with adequate advance notice of such abandonment and provide Myriad with the opportunity to assume responsibility of such prosecution or maintenance at Myriad's expense. All patents and patent applications for which Myriad assumes responsibility for prosecution and maintenance shall be owned solely by Myriad.

     2.6  Infringements.
          -------------

          (a) Enforcement of Rights to Intellectual Property.  If any party
              ----------------------------------------------
shall become aware of any infringement or threatened infringement by any third party of any rights constituting Intellectual Property, then the party having such knowledge shall immediately give notice to the other party. The parties shall promptly meet to determine appropriate action with respect to such infringements. The cost of all actions taken by NADII to enforce Intellectual Property rights shall be borne by NADII. In the event that NADII fails to prosecute such infringement, Myriad shall have the right, at its sole option, to prosecute the infringement at its own expense. Any recovery obtained as a result of enforcement actions taken by NADII or Myriad will first be used to repay the prosecuting party's litigation and related costs, and any balance will be divided equally between both parties.

          (b) Defense of Third Party Claims.  If either party shall become aware
              -----------------------------
of any alleged infringement of the rights of others by either party through its manufacture, use, importation, sale, offer or application of the Intellectual Property, such party shall promptly notify the other party. With the cooperation of Myriad, NADII shall be solely responsible for defending any such claim at its own cost and expense, and may settle or otherwise dismiss this matter, at its discretion, in accordance with its sound business judgment, provided that Myriad is not obligated to pay any damages and does not suffer a material diminution of its interest in Intellectual Property. Any and all expenses, damages or payments, including any royalties, owed to a third party with respect to a claim defended under this section shall be the responsibility of

NADII, with the exception that third party claims against Intellectual Property owned solely by Myriad, as anticipated in Paragraph 2.5, shall be defended solely by Myriad, at Myriad's sole expense and at Myriad's sole discretion.

3.   Funding.
     -------

     3.1  Payments by NADII.  In order to fund the Project, NADII will pay $33.5
          -----------------
million to Myriad, as follows:

               (i) Within 10 days following the execution of the agreement, $11.5 million as an upfront payment;

               (ii) on or before the first day of each of the eight calendar quarters during the Project Term, beginning on the date hereof, eight equal payments of [_________________________
                     _____________________]; and

               (iii) within 10 days after completion of the Project and
                     approval by NADII to move to the Commercial Phase, the final [____________________].

No milestone, royalty or other payments are required hereunder, and NADII shall not obtain an equity ownership, asset ownership, or other rights in Myriad by virtue of its payments hereunder.

     3.2  Use of Proceeds.  Myriad shall apply the payments identified in
          ---------------
paragraph 3.1 (less a profit of [_________________], and general overhead and administrative costs [__________________], of such proceeds) exclusively to pay Project and other related costs, including but not limited to equipment, software development, leasehold improvements, labor, materials and supplies, but shall not be required to account to NADII for any payments or use of proceeds other than to certify to NADII that the payments have been used according to the Agreement. Myriad shall retain exclusive ownership of all equipment purchased for use in the Project. NADII shall have no financial obligation to any third party for any costs incurred in the performance of this Agreement. Myriad's sole obligation will be to carry out the Project as provided in paragraph 1.1.

4.   Representations and Warranties.
     ------------------------------

     4.1  Representations and Warranties of Each Party.  Each of Myriad and
          --------------------------------------------
NADII hereby represents, warrants and covenants to the other party as follows:

          (a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

          (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

          (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including the right, power and authority to grant the licenses contemplated thereby;

          (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any material agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order or decree of any court or governmental authority entered against it or by which any of its property is bound;

          (e) the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, filing or registration with, any governmental or regulatory authority;

          (f) this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency and other laws of general applicability relating to creditors' rights and to the availability of particular remedies under general equity principles);

          (g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement;

          (h) to the best of its knowledge, Myriad and NADII own or have rights to the technology identified in Recital A to this Agreement; and

          (i) it has not previously assigned, transferred or encumbered its right, title and interest in its technology referenced in Recital A.

     4.2  Myriad's Representations.  Myriad hereby represents, warrants and
          ------------------------
covenants to NADII as follows:

          (a) it has the full right, power and authority to grant the license contemplated hereby;

          (b) to the best of Myriad's knowledge, the development, use and sale of the Data and Materials will not interfere with or infringe any intellectual property rights owned or possessed by any third party.

     4.3  Continuing Representations.  The representations and warranties of
          --------------------------
each Party contained in paragraphs 4.1 and 4.2 shall survive the execution of this Agreement.

5.   Indemnification.
     ---------------

     5.1  Indemnification by NADII.  NADII shall indemnify, defend and hold
          ------------------------
harmless Myriad and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Myriad Indemnified Party") from and against any and all liability, loss, damage, cost and expense (including reasonable attorneys' fees) (collectively, a "Liability") which the Myriad Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by NADII of any covenant, representation or warranty contained in this Agreement, (ii) any negligent act or omission or willful misconduct of NADII (or any Affiliate thereof) in conducting the Project, or in (or any strict liability claim based on) the promotion, marketing and sale of any product or any other activity conducted by NADII or its successors under this Agreement which is the proximate cause of injury, death or property damage to a third party, and (iii) the successful enforcement by a Myriad Indemnified Party of its rights under this paragraph 5.1.

     5.2  Indemnification by Myriad.  Myriad shall indemnify, defend and hold
          -------------------------
harmless NADII and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "NADII Indemnified Party") from and against any and all Liability which the NADII Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with
(i) the breach by Myriad of any covenant, representation or warranty contained in this Agreement, and (ii) any negligent act or omission or willful misconduct of Myriad (or any

Affiliate thereof) in conducting the Project, or in (or any strict liability claim based on) the promotion, marketing and sale of any product or any other activity conducted by NADII or its successors under this Agreement which is the proximate cause of injury, death or property damage to a third party, and (iii) the successful enforcement by a NADII Indemnified Party of its rights under this paragraph 5.2.

     5.3  Conditions of Indemnification.  The obligations of the indemnifying
          -----------------------------
party under paragraphs 5.1 and 5.2 are conditioned upon the delivery of written notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability. The indemnifying party shall have the right to assume the defense of any third party suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity for defense costs under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any other indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

     5.4  Settlements.  Neither party may settle a claim or action related to a
          -----------
third party Liability without the consent of the other party if such settlement would impose any monetary obligation on such party or require it to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such claim or action shall be at its own cost and expense.

     5.5  Limitation of Liability.  With respect to any claim by one party
          -----------------------
against the other arising out of the performance or failure of performance of a party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited to direct damages only and in no event shall a party be liable for lost profits, punitive, exemplary or consequential damages.

     5.6  Disclaimer of Warranties.  Unless expressly provided in this
          ------------------------
Agreement, neither party makes any warranty, express or implied, with respect to any technology, products, goods, services, rights or other subject matter of this Agreement and hereby disclaims all warranties including warranties of merchantability and fitness for a particular purpose.

6.   Term and Termination
     --------------------

     6.1  Term and Expiration.  This Agreement shall be effective as of the day
          -------------------
set forth in the opening paragraph of this Agreement and, unless terminated earlier pursuant to Paragraphs 6.2, 6.3,, or 6.4 below, shall continue in effect for a period commensurate with the longer of (a) the life of the patents covering Data and Materials or (b) 10 years after the Project Term, unless terminated earlier in accordance with Paragraph 6.2, 6.3 or 6.4 below. Upon termination of this Agreement due to its expiration, the licenses granted pursuant to Section 2 shall become perpetual.

     6.2  Unilateral Termination.  This Agreement may be terminated by NADII
          ----------------------
upon 30 days written notice in the event of appearance in the public domain of sufficient [__________] DNA sequence information such that the combination of publicly available data and Data and Materials complete the goals of the Project.

     6.3  Termination by Mutual Consent.  This Agreement may be terminated by
          -----------------------------
mutual consent of the parties.

     6.4  Termination for Cause.  This Agreement may be terminated by either
          ---------------------
party at any time:

          (a) with respect to obligations other than payment obligations, if the other party is in material breach of its obligations hereunder and has not cured or taken significant and continuous steps to cure such breach within ninety (90) days after notice of the breach, which notice includes a description in reasonable detail of the particulars of the alleged breach;

          (b) with respect to payment obligations, if NADII has not cured or taken steps to substantially cure its breach (such as the mailing of the delinquent check) within ten (10) days after notice of the particulars of the alleged breach;

          (c) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party, or in the event a receiver or custodian is appointed for such party's business, or if a substantial portion of such party's business is subject to attachment or similar process; provided, however, in the case of any involuntary bankruptcy proceeding
         --------  -------
such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within sixty (60) days after its filing; or

     (d) NADII may terminate this Agreement with immediate effect if Myriad suffers a change of control or sells to a third party the major part of the assets relevant to this Agreement, or is taken over or merges with another company or entity, and NADII reasonably believes such change of control or sale to a third party would be materially or economically detrimental to it, such right of termination to be exercised within three months after NADII becomes aware of the relevant facts.

     As used in this Section, the term "material breach" shall include, but shall not be limited to, the failure of Myriad to reach two consecutive projected milestones (without being subject to the right to cure) as set forth in the Project Description of Appendix A.

     6.5  Effect of Termination on License.  In the event a party terminates
          --------------------------------
this Agreement because of a material breach by the other party, all licenses for commercial purposes granted to the breaching party under paragraph 2.3 shall terminate.

     6.6  Effect of Termination.  In the event of termination, the rights and
          ---------------------
obligations of both parties, including any payment obligations not due and owing as of the termination date, shall terminate. Expiration or termination of the Agreement shall not relieve the parties of any right or obligation accruing prior to such expiration or termination, and unless otherwise proveded under this Agreement, the provisions of Sections 2, 3, 5, 7 and 8 as well as Paragraphs 4.1 and 4.2 shall survive the expiration of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of a party against the other that accrued under this Agreement prior to termination. In the event that this Agreement is terminated by NADII on grounds that Myriad has failed to meet two consecutive projected milestones set forth in the

Project Description of Appendix A, as provided in Section 6.4 above, Myriad shall relinquish its right to share in the monetary proceeds received for the resell of Data and Materials to a third party. In the event that this Agreement is terminated because of a material breach by Myriad within the first twelve months of the Project Term, NADII shall have the right [_______________________ _____________________________________________________]. In the event that this
Agreement is terminated by NADII in accordance with Paragraph 6.4(d), the rights granted to Myriad pursuant to Section 2 shall terminate, provided, however, that all rights to receive monetary proceeds under Paragraph 2.3(b) shall not be terminated.

7.   Other Covenants and Agreements.
     ------------------------------

     7.1  Confidentiality.
          ---------------

          (a) "Confidential Information" of a party shall mean (i) all information, whether written or oral, disclosed by such party hereunder bearing a legend or otherwise indicating that such information is confidential, (ii) all intellectual property of such party that is disclosed or furnished by such party hereunder, (iii) improvements specific to the intellectual property of such party made in the course of the Project, (iv) any results of the Project that are specific to the intellectual property of such party, and (v) the terms and existence of this Agreement.

          (b) During the Project Term, and for a period of ten (10) years thereafter, except as expressly authorized by the other party in writing, each of the parties will use diligent efforts, and at least the same degree of care that it uses to protect its own confidential information of like importance, to prevent unauthorized use, dissemination and disclosure of the other party's Confidential Information. In furtherance, and not in limitation of the foregoing, each party agrees that, except as otherwise permitted hereunder, it shall (i) use such Confidential Information exclusively for the purpose of exercising its rights and fulfilling its obligations under this Agreement, (ii) restrict disclosure of such Confidential Information to those of its employees, agents, contractors, and collaborative partners and Affiliates who have a "need to know" such information, and refrain from disclosing such Confidential Information to anyone other than such employees, agents, contractors and collaborative partners and Affiliates, and (iii) cause each of its supervising employees to instruct all other such employees, agents, contractors and collaborative partners and Affiliates, to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted herein.


          (c) The provisions contained in subparagraph (b) above shall not apply to any portion of the Confidential Information of any party which: (i) becomes a matter of public knowledge through no fault of the party receiving the Confidential Information, (ii) is rightfully received by the receiving party from a third party, (iii) was known to the receiving party before its first receipt from the disclosing party, as shown by files existing at the time of initial disclosure, or (iv) is independently developed by the receiving party without use of another party's Confidential Information.

          (d) After any termination of this Agreement, upon written request, each party shall promptly discontinue the use of, and return all originals and copies of, any requested Confidential Information that has been fixed in any tangible means of expression within thirty (30) days of such request; provided,
                                                                      --------
however, that if a party's license rights pursuant to
-------
paragraph 2 shall remain in effect notwithstanding such termination, such party shall be permitted to retain such information as is necessary, in its reasonable judgment, in connection with the continued exercise of its license rights to the extent specifically permitted hereby. If information concerning licensed technology is retained after termination pursuant to the preceding sentence, the retaining party shall provide the other party with a written description, in reasonable detail, of the information concerning the other party's licensed technology that has been retained.

          (e) If a party is required pursuant to applicable law by any governmental authority to disclose any Confidential Information of the other party, such party shall provide the party whose Confidential Information is the subject of the request or requirement with prompt written notice of such request or requirement so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order of other remedy or the receipt of a waiver by the other party, the party being requested or required to disclose any Confidential Information is nonetheless legally compelled to disclose such Confidential Information, it may, without liability under this Agreement, disclose that portion of the Confidential Information which it is legally compelled to disclose.

     7.2  Publication.  Each party also recognizes the mutual interest in
          -----------
obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either party, its employees or consultants wishing to make a publication covering Data and Materials or other information arising from the Project shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation. If the other party reasonably determines that the proposed disclosure would reveal proprietary information in a manner that would compromise such party's ability to protect its proprietary information, then neither party may make the proposed disclosure.

8.   Miscellaneous.
     -------------

     8.1  Remedies.  The provisions of this paragraph 8.1 shall be the sole and
          --------
exclusive remedy for any default under or breach by any party of any term or provision of this Agreement or for its enforcement, and no claim may be brought under or with respect to this Agreement except in accordance with and pursuant to these terms.

          (a) If there is a dispute under this Agreement, the parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of any party to the dispute, they will mediate the dispute, utilizing an impartial mediator pursuant to the rules of the American Arbitration Association ("AAA") or any other reputable organization that sponsors mediation upon which the parties shall mutually agree. If, after thirty (30) days, the mediation is not successful, then any party to the dispute may bring arbitration to resolve the dispute but only if it makes a written demand to do so within twenty-four (24) months of the date it has delivered a written claim as to the same matter to the other party pursuant to the terms of this Agreement.

          (b) Assuming negotiations and mediation are unsuccessful and a party makes a timely written demand for arbitration, the arbitration shall occur before a single arbitrator in Salt Lake City, UT (if the arbitration demand is made by NADII) or in San Diego, CA (if the demand is made by Myriad) in accordance with the commercial arbitration rules of the AAA. To assure predictability, the arbitrator shall be an attorney at law selected by the parties (with the assistance of the AAA if necessary) with experience in intellectual property issues. The arbitrator shall base the decision on applicable principles of law and equity and judicial precedent and, on request of a party, will include in the award findings of fact and conclusions of law upon which the award is based. The arbitrator may grant such legal or equitable relief as he or she seems to be appropriate, including money damages, specific performance and injunctive relief. Questions of whether the dispute is subject to arbitration shall also be decided by the arbitrator.

          (c) Within ten (10) days after the appointment of the arbitrator, each party to the dispute shall present to the arbitrator a written statement of the issues in dispute. Within five (5) days thereafter, the arbitrator shall give notice to the parties of a preliminary hearing to discuss the issues, which hearing will occur approximately twenty (20) days thereafter. The final arbitration hearing will occur within one hundred twenty (120) days after the arbitration is initiated. Prior thereto, there will be limited discovery as approved by the arbitrator at the preliminary hearing, including no more than three depositions per party.

          (d) Any party may request and obtain from a court of competent jurisdiction provisional or ancillary remedies for relief such as an injunction or the appointment of a receiver, but the institution of a judicial proceeding will not constitute a waiver of the right of a party to submit a dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction. Subject to the award of the arbitrator, each party shall pay an equal share of the arbitrator's fees, except the arbitrator shall have the power to award all expenses (including attorney's fees and costs) to the prevailing party, as determined by the arbitrator.

          (e) All matters relative to the arbitration, including the result thereof, shall be maintained as confidential by the parties to this Agreement, their employees and representatives.

     8.2  Publicity.  No party shall issue a press release or otherwise
          ---------
publicize, advertise, announce or publicly describe the terms of this Agreement unless it is approved by the other party. Any press release or other public announcement approved by the parties may be released again without the approval of the other party, provided it does not disclose material information not previously authorized to be released. If the party considering disclosure believes, after consultation, that it is legally required to make a disclosure, it may, without liability hereunder, disclose the information which it is legally compelled to disclose.

     8.3  Assignment.  This Agreement shall inure to the benefit of, and shall
          ----------
be binding upon, the parties and their respective successors and permitted assigns. Except as provided for in Paragraph 2.4, no party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party except (i) to a majority owned subsidiary of such party which expressly assumes the obligations of the assigning party hereunder (including, without limitation, by operation of law), or (ii) to a successor by merger, consolidation, stock sale, asset sale or comparable transaction. Notwithstanding the other provisions of this Paragraph 8.3, Myriad shall not have the right, under any circumstances, to transfer or assign any rights to Data and Materials or other Intellectual Property if NADII believes in good faith that such transfer or assign would be materially or economically detrimental to it, and Myriad will accept such good faith decision by NADII.

     8.4  Amendment.  This Agreement may be amended, modified or supplemented
          ---------
only by a written instrument specifically referring to this Agreement that is signed and delivered by duly authorized officers of each party.

     8.5  Waiver.  The failure of any party to enforce at any time any provision
          ------
of this Agreement shall not be construed to be a waiver of any such provision and will not affect the validity of this Agreement or any part hereof or the right of such party to enforce any such provision. No waiver of any breach hereof will be construed to be a waiver of any other breach.

     8.6  Notices.  Each notice required or permitted to be given or sent under
          -------
this Agreement shall be given by hand delivery, or by facsimile transmission (with confirmation copy by registered first-class mail), or by registered or overnight courier (return receipt requested), to the parties at the addresses and facsimile numbers indicated below:

     If to Myriad, to:

     Myriad Genetics, Inc.
     320 Wakara Way
     Salt Lake City, UT   84108
     Attention President
     Facsimile No.:  (801) 584-3640
     (with a copy to Myriad's General Counsel)

     If to NADII, to:

     Novartis Agricultural Discovery Institute, Inc.
     3115 Merryfield Row, Suite 100
     San Diego, CA   92121
     Attention:  President
     Facsimile No.: (858) 812-1106
     (with a copy to NADII's General Counsel)

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this paragraph.

     8.7  Force Majeure.  If the performance of this Agreement or any
          -------------
obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or due to strikes, riot, storms, explosions, acts of God, war, or a similar occurrence or condition beyond the reasonable control of the parties, the party so affected shall, upon giving prompt notice to the other parties, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement.

     8.8  No Agency.  This Agreement shall not be construed to constitute the
          ---------
parties as partners, joint venturers or agents. No party (or its agents and employees) is the representative of the other party for any purpose and no party has power or authority as agent, legal representative, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of, any other party for any purpose whatsoever.

     8.9  Further Assurances.  The parties shall each perform such acts, execute
          ------------------
and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

     8.10  Expenses.  Each party shall each bear its own costs and expenses
           --------
(including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and, except as otherwise provided herein, consummation of the transactions contemplated hereby.

     8.11  Governing Law.  Because the performance of the obligations
           -------------
established by this Agreement are anticipated to occur within the State of Utah, this Agreement shall be governed by, and construed in accordance with, the laws of Utah, without giving effect to its conflicts of laws provisions.

     8.12  Entire Agreement.  This Agreement, including any exhibits and
           ----------------
schedules hereto, each of which is incorporated herein by this reference, contains the entire agreement and understanding of the parties, and supersedes any prior understandings and agreements, with respect to its subject matter.

     8.13  Severability.  If any provision of this Agreement, or the application
           ------------
thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction or by an arbitrator named pursuant to paragraph 8.1 hereof to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth herein. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

     8.14  Broker's Fees:  Each of the parties represents and warrants that it
           -------------
has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to its knowledge, no broker or other person is entitled to any commission or finder's fee in connection with such transactions. Each of the parties shall be responsible for, and shall indemnify and hold the other party harmless against, the fees of its investment bankers and other advisors, if any.

     8.15  Paragraph Headings.  The headings included in this Agreement are for
           ------------------
convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     8.16  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts each of which shall constitute an original instrument but all of which, taken together, shall constitute one and the same instrument.

9.   Definitions.  For purposes of this Agreement, the following terms shall
     -----------
have the following meanings:

     "Affiliate" shall mean any corporation or other business entity which,
      ---------
directly or indirectly controls, is controlled by, or is under common control with NADII or MYRIAD, as the case may be. As used in this definition, "control" means (a) direct or indirect beneficial ownership of at least forty percent (40%) of the voting stock of a corporation; or (b) possession of the power to direct or cause the direction of the management and policies of such corporation or other business entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

     "Project Committee" shall have the meaning set forth in paragraphs 1.2 and
      -----------------
1.5.

     "Confidential Information" shall have the meaning set forth in paragraph
      ------------------------
7.1(a).

     "Marketing  Period" shall have the meaning set forth in paragraph 2.3(b).
      -----------------

     "Coverage" shall mean a [__________________________________________________
     ----------
________________________________________________________________________________
______________________________________________________________________________].

     "Data and Materials" shall mean those articles and information created or
      ------------------
developed during the course of the Exclusive Period and pursuant to this Agreement, as described in Exhibit A. Data and Materials includes but is not limited [_______________________________________________________________________
____________]. Articles and information independently created or developed by NADII, whether or not based on sequence information supplied by Myriad under this Agreement, shall be excluded from the definition of Data and Materials, except where such article or information is expressly provided to the Collaboration by NADII.

     "Intellectual Property" shall include ideas, processes, principles,
     -----------------------
designs, methods, techniques, software, inventions, improvements, know-how, Data and Materials and/or discoveries which are made or developed during the Project Term pursuant to the Project and as part of the Collaboration and which relate solely to cereal genomes.

     "Patent Rights" shall mean any US or foreign patent applications,
     ---------------
provisional applications or patents, and any divisionals, continuations, continuations-in-part, reexaminations, reissues or supplemental protection certificates thereof which are drawn to Intellectual Property.

     "Liability" shall have the meaning set forth in Paragraph 5.1.
      ---------

     "Marketing Committee" shall have the meaning set forth in Paragraph 2.3(b).
      -------------------

     "Myriad" shall mean Myriad Genetics, Inc., a Delaware corporation.
      ------

     "Myriad Indemnified Party" shall have the meaning set forth in Paragraph
      ------------------------
5.1.

     "NADII" shall mean Novartis Agricultural Discovery Institute, Inc.
      -----

     "NADII Indemnified Party" shall have the meaning set forth in Paragraph
      -----------------------
5.2.

     "Project" shall have the meaning set forth in Recital A.
      -------

     "Project Description" shall have the meaning set forth in Paragraph 1.1.
      -------------------

     "Project Employees" shall have the meaning set forth in Paragraph 1.2.
      -----------------

     "Project Term" shall have the meaning set forth in Paragraph 1.1.
      ------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              NOVARTIS AGRICULTURAL DISCOVERY INSTITUTE, INC.


                              By:       /s/ Steven P. Briggs
                                 --------------------------------------
                                 Name:      Steven P. Briggs
                                      ---------------------------------
                                 Title:     President and C.E.O.
                                       --------------------------------

                              MYRIAD GENETICS, INC.


                              By:       /s/ James S. Kuo, M.D.
                                 --------------------------------------
                                 Name:      James S. Kuo, M.D.
                                      ---------------------------------
                                 Title:     Vice President
                                       --------------------------------

                                   Exhibit A
                              PROJECT DESCRIPTION



     (1)    Purpose of the Project. [___________________________________________
            ----------------------
_______________________________________________________________________________]

     (2)    Development Phase. [________________________________________________
            -----------------
_______________________________________________________________________________]

     (3)    Production Phase.  [________________________________________________
            ----------------
_______________________________________________________________________________]

     (4)    Transfer of Data and Materials.  [__________________________________
            ------------------------------
________________________________________________________________________________

_______________________________________________________________________________]

[_______________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________]


==================================================================================
MONTHS      DATE              PROJECTED MILESTONES                 QUARTERLY
                                                                    PAYMENT
                                                                    SCHEDULE
==================================================================================
     [













                                                                          ]

                                                                    $33.5M TOTAL
                                                                    ============
=================================================================================